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                                                                    Exhibit 5(a)
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                       [Letterhead of Hunton & Williams]

                               September 20, 2001

Progress Energy, Inc.
410 S. Wilmington Street
Raleigh, North Carolina 27601

                       Registration Statement on Form S-3
                    Relating to $1,000,000,000 Issue Amount
                           of Unallocated Securities
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Ladies and Gentlemen:

     We have acted as counsel to Progress Energy, Inc., a North Carolina corporation (the "Company"), in connection with the above-referenced Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on September 20, 2001 (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Senior Debt Securities (the "Senior Debt Securities") to be issued by the Company, (2) Junior Subordinated Debentures (the "Junior Subordinated Debentures" and, together with the Senior Debt Securities, the "Debt Securities") to be issued by the Company, (3) Trust Preferred Securities (the "Trust Preferred Securities") to be issued by Progress Energy Capital Trust I, Progress Energy Capital Trust II and Progress Energy Capital Trust III, each a Delaware business trust (each, a "Trust"), (4) guarantees relating to the Trust Preferred Securities (the "Guarantees") to be issued by the Company, (5) Common Stock, no par value (the "Common Stock"), to be issued by the Company,
(6) Stock Purchase Contracts (the "Stock Purchase Contracts") to be issued by the Company and (7) Stock Purchase Units (the "Stock Purchase Units" and, together with the foregoing securities, the "Securities") to be issued by the Company. The Senior Debt Securities will be issued pursuant to the Indenture (For Debt Securities), dated February 15, 2001, as supplemented, between the Company and Bank One Trust Company, N.A., as trustee (the "Initial Senior Indenture"), and/or one or more additional senior debt securities indentures, each as supplemented, between the Company and the trustee named in each (each an "Additional Senior Indenture," and collectively with the Initial Senior Indenture, the "Senior Indentures"); the Junior Subordinated Debentures will be issued pursuant to one or more subordinated debt securities indentures, each as supplemented, between the Company and the trustee named in each (each a "Subordinated Indenture" and, collectively with the Senior Indentures, the "Indentures"); and the Guarantees will be issued pursuant to one or more guarantee agreements between the Company and the trustee named in each (each a "Guarantee Agreement"), in each case, except in the case of the Initial Senior Indenture, in the respective forms filed as exhibits to the Registration Statement. The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.
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     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of North Carolina.

     2. When (a) the financial and other terms of any class or series of the Debt Securities have been established by the Securities Pricing Committee of the Company (the "Pricing Committee"), which committee has been previously appointed by resolution of the Board of Directors of the Company (the "Board") and authorized to act without further Board action, (b) such Debt Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, (c) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture, and (d) the Commission has entered an appropriate order under the Public Utility Holding Company Act of 1935, as amended ("PUHCA") authorizing the issuance and sale of such Debt Securities, then such Debt Securities will be validly authorized and issued and binding obligations of the Company, enforceable in accordance with their terms, subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     3. When (a) the financial and other terms of any class or series of Common Stock and/or Preferred Stock (the "Shares") have been established by the Board,
(b) such Shares have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus and (c) the Commission has entered an appropriate order under PUHCA authorizing the issuance and sale of such Shares, such Shares will be validly issued, fully paid and non-assessable.

     4.  When (a) any Guarantee Agreement has been duly executed and delivered,
(b) the related Trust Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto and (c) the Commission has entered an appropriate order under PUHCA authorizing the issuance and sale of the Guarantee issued under such Guarantee Agreement, such Guarantee will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     5. When (a) the financial and other terms of the Stock Purchase Units and Stock Purchase Contracts (together, the "Units and Contracts") have been established by the Board or the Pricing Committee, as applicable, (b) such Units and Contracts have been issued and sold
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upon the terms and conditions set forth in the Registration Statement, the
Prospectus and the applicable supplement to the Prospectus,(c) the Commission has entered an appropriate order under PUHCA authorizing the issuance and sale of such Units and Contracts, and (d) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto, such Units and Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

                              Very truly yours,

                              /s/ Hunton & Williams
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                              Hunton & Williams